Exhibit 99.1

1 Midland States Bancorp, Inc. NASDAQ: MSBI Investor Presentation August 2023

2 2 Forward - Looking Statements. This presentation may contain forward - looking statements within the meaning of the federal securities laws. Forward - looking statements expressing management’s current expectations, forecasts of future events or long - term goals may be based upon beliefs, expectations and assumptions of the Company’s management, and are generally identifiable by the use of words such as “believe,” “expect,” “anticipate,” “plan,” “intend,” “estimate,” “may,” “will,” “would,” “could,” “should” or other similar expressions. All statements in this presentation speak only as of the date they are made, and the Company undertakes no obligation to update any statement. A number of factors, many of which are beyond the ability of the Company to control or predict, could cause actual results to differ materially from those in its forward - looking statements including changes in interest rates and other general economic, business and political conditions, the impact of inflation, continuing effects of the recent failures of Silicon Valley Bank and Signature Bank, including anticipated effects on FDIC premiums, increased deposit volatility and potential regulatory developments. These risks and uncertainties should be considered in evaluating forward - looking statements, and undue reliance should not be placed on such statements. Additional information concerning the Company and its businesses, including additional factors that could materially affect the Company’s financial results, are included in the Company’s filings with the Securities and Exchange Commission. Use of Non - GAAP Financial Measures. This presentation may contain certain financial information determined by methods other than in accordance with accounting principles generally accepted in the United States (“GAAP”). These non - GAAP financial measures include “Adjusted Earnings,” "Adjusted Earnings Available to Common Shareholders," “Adjusted Diluted Earnings Per Share,” “Adjusted Return on Average Assets,” “Adjusted Return on Average Shareholders’ Equity,” “Adjusted Return on Average Tangible Common Equity,” “Adjusted Pre - Tax, Pre - Provision Income,” “Adjusted Pre - Tax, Pre - Provision Return on Average Assets,” “Efficiency Ratio,” “Tangible Common Equity to Tangible Assets,” “Tangible Book Value Per Share,” “Tangible Book Value Per Share excluding Accumulated Other Comprehensive Income,”and “Return on Average Tangible Common Equity.” The Company believes that these non - GAAP financial measures provide both management and investors a more complete understanding of the Company’s funding profile and profitability. These non - GAAP financial measures are supplemental and are not a substitute for any analysis based on GAAP financial measures. Not all companies use the same calculation of these measures; therefore this presentation may not be comparable to other similarly titled measures as presented by other companies. Reconciliations of these non - GAAP measures are provided in the Appendix section of this presentation.

3 3 Company Snapshot • Illinois state - chartered community bank founded in 1881 • $8.0 billion in assets • $3.6 Wealth Management business • Commercial bank focused on in - market relationships with national diversification in equipment finance • 53 branches in Illinois and Missouri • 16 successful acquisitions since 2008 Financial Highlights as of 6/30/2023 $8.0 Billion Total Assets $6.4 Billion Total Loans $6.4 Billion Total Deposits $3.6 Billion Assets Under Administration 1.10 % YTD ROAA: YTD Return on TCE (1) : 16.34 % TCE/TA: 6.19 % YTD PTPP (1) ROAA: 1.72 % Dividend Yield: 6.03% 0.90x Price/Tangible Book: 4.9x Price/LTM EPS: Notes: (1) Represents a non - GAAP financial measure. See “Non - GAAP Reconciliation” in the appendix.

4 Recent Trends and Operational Highlights 4 • Profitable growth and improved efficiencies resulting in higher EPS and increased returns over the past few years • Strengthened commercial banking team and increased presence in faster growing markets driving significant organic loan growth and consistent inflows of new commercial deposits • More diversified, lower - risk loan portfolio resulting in improved asset quality • Banking - as - a - Service foundation being developed and expected to start making a contribution during the second half of 2023 • New leadership in Wealth Management business focused on more effectively capitalizing on cross - selling opportunities and increasing organic growth rate • More conservative approach to new loan production adopted in light of current environment until economic conditions improve • Well positioned to capitalize on the current environment to add new commercial and retail deposit relationships

5 Financial Services & Banking Center Footprint 5

6 Investment Summary Consistent track record of driving compelling shareholder returns through disciplined strategic expansion and earnings growth Organization - wide focus on expense management driving improvement in operating efficiencies Attractive , stable deposit franchise with core deposits consistently averaging more than 90% of total deposits Leveraging technology to drive revenue growth, increase market share, and enhance the customer experience Proven track record of successful acquisitions with a focus on enhancing shareholder value while building a platform of scalability Illinois and contiguous states provide ample opportunities for future acquisitions Well diversified loan portfolio across asset classes, industries and property types > 90% 6

7 Business and Corporate Strategy Customer - Centric Culture Drive organic growth by focusing on customer service and accountability to our clients and colleagues; seek to develop bankers who create dynamic relationships; pursue continual investment in people; maintain a core set of institutional values, and build a robust technology platform that provides customers with a superior banking experience Operational Excellence A corporate - wide focus on driving improvements in people, processes and technology in order to generate further improvement in Midland's operating efficiency and financial performance Enterprise - Wide Risk Management Maintain a program designed to integrate controls, monitoring and risk - assessment at all key levels and stages of our operations and growth ; ensure that all employees are fully engaged Accretive Acquisitions Maintain experienced acquisition team capable of identifying and executing transactions that build shareholder value through a disciplined approach to pricing; take advantage of relative strength in periods of market disruption Revenue Diversification Generate a diversified revenue mix and focus on growing businesses that generate strong recurring revenues such as wealth management 7

8 Experienced Senior Management Team Jeffrey G. Ludwig | President and CEO of Midland States Bancorp ▪ Assumed Company CEO role in Jan. 2019 after serving as Bank CEO ▪ More than 10 years serving as CFO ▪ Joined Midland in 2006; 16+ years in banking industry Jeffrey S. Mefford | President of Midland States Bank and EVP of Midland States Bancorp ▪ Joined Midland in 2003 ▪ Appointed Bank President in March 2018 ▪ Oversees all sales activities for commercial, retail, mortgage, wealth management, equipment finance, and treasury management Douglas J. Tucker | SVP, Corporate Counsel and Director of IR ▪ 20+ years experience advising banks and bank holding companies ▪ Significant IPO, SEC reporting and M&A experience ▪ Joined Midland in 2010 Eric T. Lemke | Chief Financial Officer ▪ Promoted to Chief Financial Officer in November 2019 ▪ Joined Midland in 2018 as Director of Assurance and Audit ▪ 25+ years of financial accounting and reporting experience in financial services Jeffrey A. Brunoehler | Chief Credit Officer ▪ 30+ years in banking, lending and credit ▪ Leads the credit underwriting, approval and loan portfolio management functions ▪ Joined Midland in 2010 8

Successful Acquisition History

- Midland States has completed 16 transactions since 2008, including FDIC-assisted, branch, whole bank, asset purchase and business line acquisitions, and a New York trust asset acquisition
- Demonstrated history of earnings expansion
- Deliberate diversification of geographies and revenue channels
- Successful post-closing integration of systems and businesses
- Most recent acquisition: FNBC branch acquisition (closed in Q2 2022)

Selected Acquisitions

	2009	2010	2014	2016	2017	2018	2019
	Strategic Capital Bank	**AMCORE Bank, N.A.**	**Love Savings / Heartland Bank**	**Sterling Bancorp**	**Centrue Financial**	**Alpine Bancorp.**	**HomeStar Financial**
Acquisition Type	FDIC-Assisted	12 Branches	Whole Bank	Trust Administration	Whole Bank	Whole Bank and Wealth Mgmt	Whole Bank
Assets Acquired ($mm)	$540.4	$499.5	$889.0	—	$990.2	$1,243.3	$366.0
Location	Champaign, IL	Northern Illinois	St. Louis, MO	Yonkers, NY	Northern Illinois	Rockford, IL	Kankakee, IL
	Financially Transformative	Operationally Transformative	Revenue Diversification	Expansion of Trust Business	Enhanced Scale and Market Presence	Expanded Core Bank and Wealth Management	Low-cost Deposit Franchise and Market Presence

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Midland States Bancorp, Inc.

Strategic Initiatives Strengthening Franchise Significant Corporate Actions Since Coming Public in 2016... Financial Impact Strategic Rationale Action 2022 $7.9B 2016 $3.2B Total Assets ▪ Low - cost deposits Three whole bank acquisitions $3.5B $1.7B AUA ▪ Recurring revenue Four Wealth Management acquisitions $1.1B $191M Equipment Finance ▪ Diversify revenue with attractive risk - adjusted yields Expanded equipment finance group Scale Financial Impact Strategic Rationale Action 2016 2022 Efficiency Ratio (1) 68.66% 55.35% Deposits/Branch $53M $120M ▪ Increasing adoption of digital Branch network and facility reductions ▪ Harness data to drive efficiencies for increased wallet share Accelerate technology investments 10 10 Notes: (1) Represents a non - GAAP financial measure. See “Non - GAAP Reconciliation” in the appendix. Efficiency

Strategic Initiatives Strengthening Franchise ...Have Produced Improved Growth and Profitability Adjusted Pre - Tax Pre - Provision Earnings (1) Total Loans (in millions) $50.0 $61.9 $83.7 $101.3 $108.9 $120.4 $137.5 1.59% 1.55% 1.53% 1.74% 1.67% 1.75% 1.82% (in millions) (in millions, as of year - end) Adjusted PTPP Adjusted PTPP / Avg Assets 2016 2017 2018 2019 2020 Efficiency Ratio (1) 2021 2022 Adjusted PTPP CAGR: 18.4% $2,320 $3,227 $4,138 $4,401 $5,103 $5,225 $6,306 2016 2017 2018 2019 2020 2021 Wealth Management Revenue 2022 CAGR: 18.1% 68.66% 66.66% 66.08% 61.53% 59.42% 57.05% 55.35% 2016 2017 2018 2019 2020 2021 2022 $8.09 10 11 Notes: (1) Represents a non - GAAP financial measure. See “Non - GAAP Reconciliation” in the appendix. $13.34 $20.51 $21.83 $22.80 $26.81 $25.71 2016 2017 2018 2019 2020 2021 2022

12 Successful Execution of Strategic Plan... 12 Total Assets (at period - end in billions) $1.1 $1.6 $1.5 $1.6 $1.7 $2.7 $2.9 $6.1 $5.6 $4.4 $3.2 $7.4 $6.9 $7.9 $8.0 2015 2016 2017 Selected Acquisitions 2009 2010 2011 2012 2013 2014 2018 2019 2020 2021 2022 Q2 2023 CAGR: 16% Selected Acquisitions: Total Assets at Time of Acquisition (in millions) 2009: Strategic Capital Bank ($540) 2010: AMCORE Bank ($500) 2014: Love Savings/Heartland Bank ($889) 2017: Centrue Financial ($990) 2018: Alpine Bancorp ($1,243) 2019: HomeStar Financial Group ($366)

...Leads to Creation of Shareholder Value $17.31 $17.00 $18.64 $19.31 $21.66 $20.94 $22.24 $17.22 $17.09 $18.34 $18.80 $21.42 $26.11 $24.72 2017 2018 2019 2020 2021 2022 Q2 2023 Tangible Book Value Per Share TBV/Share ex. AOCI 22 Consecutive Years of Dividend Increases Tangible Book Value Per Share (1) Dividends Declared Per Share TBV/Share ex. AOCI CAGR: 7.9% CAGR: 7.0% $0.80 13 13 Notes: (1) Represents a non - GAAP financial measure. See “Non - GAAP Reconciliation” in the appendix. $0.88 $0.97 $1.07 $1.12 $1.16 $1.20 2017 2018 2019 2020 2021 2022 Q2 2023 (annualized)

...And Increased Profitability Adjusted Diluted EPS (1) CAGR: 14.9% Adjusted ROATCE (1) 11.32% 15.00% 14.44% 9.24% 18.33% 18.59% 16.60% 2017 2018 2019 2020 2021 2022 YTD 2023 $1.89 13 14 Notes: (1) Represents a non - GAAP financial measure. See “Non - GAAP Reconciliation” in the appendix. $2.39 $2.54 $1.70 $3.65 $3.79 2017 2018 2019 2020 2021 2022 Adjusted Diluted EPS data through 2022

Technology Roadmap

Midland's technology investments are enhancing efficiencies, improving client experience, and positively impacting retail deposit gathering and commercial/consumer loan production

	Consumer	Small Business	Commercial	Wealth
Customer Facing	**Flexible Overdrafts** (Q1 2022) – Velocity Solutions	**Commercial Online Account Opening** (Q4 2021) – nCino		
	Near real time payments (Q1 2021) – Zelle		**Integrated Payables - Payments** (Q4 2021) – FIS	
	Online loan Origination (Q1 2021) – blend	**Commercial Relationship pricing optimization engine** (Q1 2022) – precisionlender		**Online Access and Portal** (Q3 2023) – Envestnet MoneyGuide, FIS, Black Diamond
	Consumer online account opening (2020) – nCino	**SBA Loan Portal** (2021) – salesforce	**SBB Loan Portal** (Opening May 2023) – salesforce	
	Automated analytics-based marketing platform deployed with access to all datasets and all businesses (2020 and on-going) – salesforce marketing cloud			
	CRM deployed to 700+ front office employees with rich view of the customer, automated leads, and single view of pipelines for executive team (2020) – salesforce			
	Retail Banking Needs Navigator & Customer Incentive Programs (2020, – salesforce	**Self service loan portal and treasury on-boarding** (2021) – salesforce		**Trust Platform** (Q1 2024) – SS&C Innovest, Black Diamond
	Five9 Customer Care (March 2023) – salesforce, Five9			**RIA Platform** (Q3 2023) – Black Diamond

Foundational

- **Fintech Partnerships Established** – Canapi Fund, Alloy, Blend, Plaid, GreenSky, JAM/FINTOP Fund, Informatica (JAM, FINTOP, Informatica, GreenSky, CANAPI, alloy, PLAID, synctera, LendingPoint, Five9, TrueDigital)
- **CX Platform Customer Feedback (2020, 2021)** – NICE
- **Artificial Intelligence (2020, 2021)** 200+ RPA "bots" deployed in the last 18 months, AI based solutions applied in Risk Management, Mortgage Operations (Q2 2021), and Cyber Security (UEBA) – UiPath, nintex
- **Silo-elimination and 360 view of customer (2020)** All sales teams on single sales platform using same 360 view of customer – SAS Viya, Power BI
- **Centralized Data Analytics – Informatica, PowerBI, SAS Viya (2018, 2019, 2020)** Oracle data warehouse with 98% of data accessible for analytics across all products, services and channels.
- **Digital Talent (47 FTE)** Chief Digital Officer, Director – Strategic Transformation, Director – Strategic Engineering & Development, Director – Banking as a Service, , Lead Engineer API Development, Senior Manager – Digital Marketing, Manager – Customer Experience, Board Member – Digital Expertise, Web Development

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Loan Portfolio and Asset Quality 16 16

17 17 Industries as a percentage of Commercial, CRE and Equipment Finance Loans and Leases with outstanding balances of $4.92 billion as of 6/30/2023 ($s in millions) RE/Rental & Leasing $1,497.8 30.4% All Others $627.4 12.8% Skilled Nursing $485.0 9.9% Construction - General $345.2 7.0% Manufacturing $253.6 5.2% Finance and Insurance $290.9 5.9% Assisted Living $133.1 2.7% Trans./Ground Passenger $218.6 4.4% Accommodation & Food Svcs $233.0 4.7% Ag., Forestry, & Fishing $148.6 3.0% General Freight Trucking $240.6 4.9% Retail Trade $172.6 3.5% Wholesale Trade $98.3 2.0% Other Services $100.3 2.0% Commercial Loans and Leases by Industry Health Care $74.0 1.5%

18 Commercial Real Estate Portfolio by Collateral Type 18 CRE Concentration (as of June 30, 2023) 38.4% CRE as a % of Total Loans 262.7% CRE as a % of Total Risk - Based Capital (1) Notes: (1) Represents non - owner occupied CRE loans only Collateral type as a percentage of the Commercial Real Estate and Construction Portfolio with outstanding balances of $2.81 billion as of June 30, 2023 ($s in millions) Skilled Nursing $498 17.7% Retail $438 15.6% Multi - Family $452 16.1% Industrial/Warehouse $214 7.6% Assisted Living $161 5.7% All Other $185 6.6% Hotel/Motel $166 5.9% Office $153 5.5% Farmland $68 2.4% Residential 1 - 4 Family $86 3.1% Raw Land $17 0.6% Restaurant $39 1.4% Mixed Use/Other $71 2.5% Medical Building $110 3.9% Special Purpose $84 3.0% C - Store/Gas Station $69 2.4%

19 Strong Commercial Loan Growth 19 • New hires and an increase in productivity of the commercial banking group without increasing the size of the business development team • Addition of expertise in specialty finance and SBA lending • Increased exposure to higher growth markets in Northern Illinois and St. Louis • Successfully moving up market and working with larger clients that have greater financing needs • Effectively leveraging technology investments, including the Salesforce platform, to improve win rate and expand relationships with clients Commercial and CRE Loan Production (in millions) 9.9% LTM Commercial Loan Growth (1) $313 $417 $289 $857 $673 $861 $661 $508 $365 $252 New Loan Fundings New Unfunded Commitments 2Q 1Q 4Q 3Q 2Q 1Q 4Q 3Q 2Q 1Q 2023 2023 2022 2022 2022 2022 2021 2021 2021 2021 Notes: (1) Excluding PPP loans and commercial FHA warehouse lines of credit

Midland Equipment Finance Portfolio Overview Portfolio Characteristics (as of June 30, 2023) Nationwide portfolio providing financing solutions to equipment vendors and end - users $1,115.1 million (17.5% of total loans) Total Outstanding Loans and Leases 9,303 Number of Loans and Leases $122,781 Average Loan/Lease Size $3.6 million Largest Loan/Lease 5.80% Weighted Average Rate Manufacturing, General Freight Trucking, Construction, Transit and Ground Passenger Representative Industries Served Equipment Finance Outstanding Balances (in millions) NCOs/Average Loans $376 $632 $862 $945 $1,108 $1,115 2018 2019 2020 2021 2022 2Q 2023 1.01% 20 20 0.49% 0.72% 0.53% 0.06% 0.51% 2018 2019 2020 2021 2022 2Q 2023

GreenSky Consumer Loan Portfolio Overview Portfolio Characteristics (as of June 30, 2023) $817.6 million (12.8% of total loans) Total Outstanding 5.51% Weighted Average Rate 423,842 Number of Loans $1,929 Average Loan Size 775 Average FICO Score Projected GreenSky Balances $936 $876 $818 $760 $680 $610 $540 $480 $430 Actual 4Q22 Actual 1Q23 Actual 2Q23 Proj Proj 3Q23 4Q23 Proj 1Q24 Proj 2Q24 Proj 3Q24 Proj 4Q24 Plan with GreenSky to Wind Down Portfolio ▪ Notice provided to officially terminate the GreenSky program in October 2023 ▪ Reduced loan originations ▪ Projected portfolio reduction to $430 million by EOY 2024 ▪ Decrease in portfolio to improve liquidity and capital ▪ Escrow deposits 20 21 • Escrow deposits absorb losses in excess of cash flow waterfall • Escrow account totaled $36.5 million at 6/30/23 or 4.5% of the portfolio (in millions)

Asset Quality • Nonperforming loans increased $4.1 million primarily due to one commercial loan as well as increases in the equipment finance portfolio • Delinquencies in consumer portfolio remain low • Net charge - offs to average loans was 0.19% • Provision for credit losses on loans of $5.9 million, primarily related to changes in the portfolio mix and increases to specific reserves • Sale of two OREO properties resulted in decrease of nonperforming assets Nonperforming Loans / Total Loans NCO / Average Loans (Total Loans as of quarter - end) 0.98% 0.76% 0.78% 0.80% 0.86% 2Q 2022 3Q 2022 4Q 2022 1Q 2023 2Q 2023 0.20% 20 22 0.21% 0.14% 0.03% 0.19% 2Q 2022 3Q 2022 4Q 2022 1Q 2023 2Q 2023

Changes in Allowance for Credit Losses ($ in thousands) ▪ Changes to specific reserves ▪ New Loans ▪ Changes in Credit quality including risk rating ▪ Changes in portfolio mix ▪ Aging of existing portfolio ▪ Other charge - offs and recoveries ▪ Change to macro - economic variables and forecasts ▪ Changes to other economic qualitative factors $62,067 20 23 $1,720 $810 $353 $64,950 ACL March 31, 2023 Specific Reserves Portfolio Changes Economic Factors ACL June 30, 2023

ACL by Portfolio 20 24 % of Total Loans ACL Loans % of Total Loans ACL Loans Portfolio ($ in thousands) June 30, 2023 March 31, 2023 0.65% $ 5,365 $ 823,847 0.59% $ 5,180 $ 875,295 Commercial — % — 10,275 — % — 30,522 Warehouse Lines 1.37% 10,397 756,553 1.38% 10,110 732,616 Commercial Other 1.58% 9,997 632,205 1.59% 9,743 614,633 Equipment Finance Loans 1.41% 7,168 510,029 1.51% 7,542 500,485 Equipment Finance Leases 1.10% 18,049 1,636,316 1.25% 20,544 1,647,680 CRE non - owner occupied 1.51% 6,945 460,133 1.26% 5,711 453,514 CRE owner occupied 0.97% 2,730 281,559 0.98% 2,676 273,939 Multi - family 0.70% 492 70,150 0.72% 494 68,862 Farmland 0.75% 2,442 326,836 0.87% 3,189 366,631 Construction and Land Development 1.22% 3,773 309,637 1.59% 4,952 311,796 Residential RE First Lien 0.96% 577 60,273 1.00% 599 59,690 Other Residential 0.95% 1,074 112,882 0.74% 804 108,619 Consumer 0.30% 3,055 1,006,056 0.33% 3,149 968,217 Consumer Other (1) 0.98% 62,067 6,354,271 1.02% 64,950 6,367,344 Total Loans 1.12% 58,643 5,228,172 1.16% 61,436 5,276,170 Loans (excluding BaaS portfolio (1) and warehouse lines) Notes: (1) Primarily consists of loans originated through GreenSky relationship

Recent Financial Trends 20 25

26 Overview of 2Q23 Strong Financial Performance Stable Deposit Base Continued Shift of Portfolio Towards Commercial Loans Increase in TBV and Capital Ratios 26 • Net income available to common shareholders of $19.3 million, or $0.86 diluted EPS • Pre - tax, pre - provision earnings (1) increased 8% from prior quarter to $34.9 million • ROAA of 1.09% and ROTCE of 15.99% • Total deposits up slightly from end of prior quarter • Uninsured deposits comprise 19% of total deposits • Deposit mix reflects continued trend of customers shifting a portion of deposit balances into higher yielding accounts • New loan production focused on full banking relationships with commercial clients that provide both loans and deposits • Total loans up slightly from end of prior quarter, reflecting the more selective approach to new loan production • Growth in commercial loans offset decline in consumer loans resulting from decline in loans originated through GreenSky partnership • Tangible book value per share increased 2% from end of prior quarter • Strong financial performance and prudent balance sheet management resulted in increase in most capital ratios • CET1 ratio increased 19bps to 8.03% at the end of the current quarter Notes: (1) Represents a non - GAAP financial measure. See “Non - GAAP Reconciliation” in the appendix.

Loan Portfolio 2Q 2022 1Q 2023 2Q 2023 $ 1,830 $ 2,090 $ 2,108 Commercial loans and leases 2,336 2,448 2,444 Commercial real estate 204 327 367 Construction and land development 340 370 371 Residential real estate 1,085 1,119 1,077 Consumer $ 5,796 $ 6,354 $ 6,367 Total Loans Total Loans ex. Commercial FHA Lines and PPP $ 6,337 $ 6,344 $ 5,765 $5,796 $6,198 $6,306 $6,354 $6,367 5.65% 5.26% 4.83% 4.49% 5.80% Total Loans 4Q 2022 1Q 2023 Average Loan Yield 2Q 2022 3Q 2022 2Q 2023 • Total loans increased $13.1 million from prior quarter to $6.37 billion • Growth primarily driven by increases in commercial loans and leases and construction and land development loans, partially offset by decline in consumer loans resulting from planned reduction of loans originated through GreenSky partnership • Growth in construction portfolio driven by fundings on existing lines, primarily for multifamily projects • Equipment finance balances decreased $27.1 million, or 2% from end of prior quarter • Expect continued decreases in the consumer portfolio as GreenSky originations slow and program officially ends in October 2023 Loan Portfolio Mix Total Loans and Average Loan Yield (in millions, as of quarter - end) (in millions, as of quarter - end) 27 27

Total Deposits • Total deposits increased $1.3 million from end of prior quarter • Noninterest - bearing deposits decline primarily attributable to commercial depositors moving excess liquidity into interest - bearing accounts and other seasonal outflows • Managing rates on deposits in order to continue growing our deposit base through new and expanded relationships with retail and commercial clients • Increase in brokered CDs replaced other higher cost fundings Deposit Mix (in millions, as of quarter - end) 2Q 2023 1Q 2023 2Q 2022 Noninterest - bearing demand $ 1,163 $ 1,216 $ 1,403 Interest - bearing: $ 2,378 $ 2,503 $ 2,500 Checking $ 1,028 $ 1,264 $ 1,226 Money market $ 740 $ 637 $ 624 Savings $ 620 $ 767 $ 841 Time Brokered time $ 73 $ 39 $ 15 Total Deposits $ 6,427 $ 6,425 $ 6,184 $6,184 $6,395 $6,365 $6,425 $6,427 1.70% 1.23% 0.65% 0.25% 2.09% 3Q 2022 4Q 2022 Total Deposits Cost of Deposits 2Q 2022 1Q 2023 2Q 2023 Total Deposits and Cost of Deposits (in millions, as of quarter - end) 27 28

Deposit Type Trend Deposits by Type Trend (in millions) $4,074 $4,544 $5,101 $6,111 $6,365 $6,427 2018 2019 Non Int Bearing Demand Interest Bearing Checking Money Market Savings Time Brokered Time 2020 2021 2022 2Q 2023 27 29

Deposit Summary as of June 30, 2023 Deposits by Channel (in millions) Commercial Deposits by NAICS Code (in millions) $2,780 43.3% $950 14.8% $1,029 16.0% $270 4.2% $317 4.9% $600 9.3% $481 7.5% Retail Deposits Commercial Deposits Servicing Deposits Public Funds Brokered Deposits ICS Reciprocal Other 8.1% 14.0% 5.2% 10.1% 1.3% 1.3% 7.9% 4.6% 4.4% 3.0% 1.3% 4.2% 3.5% 18.8% 9.4% 2.9% Finance & Insurance RE, Rental & Leasing Manufacturing Other Services Skilled/Memory Care Construction Admin, Support, Waste Mgmt & Remediation Retail Trade Agriculture, Forestry, Fishing & Hunting Wholesale Trade Professional, Scientific & Tech Services Gasoline Station & C Stores Accom & Food NAICS code unavailable All Other Health Care All Other category made up of over 155 NAICS with Golf Courses being the largest at $4 million 27 30 $6.43 billion $0.95 billion

Uninsured Deposits Average Deposit Balance per Account = $33,000 *Excludes $569 million and $645 million, respectively, of fully insured funds in Insured Cash Sweep (ICS) accounts Uninsured Deposits March 31, 2023 June 30, 2023 (in millions) $ 1,793 $ 1,654 Call Report Uninsured Estimate 28% 26 % Call Report Estimated Uninsured Deposits to Total Deposits (32) (30) Less: Affiliate Deposits (MSB owned funds) (56) (50) Less: Additional structured FDIC coverage (384) (363) Less: Collateralized Deposits $ 1,321 $ 1,211 Estimated uninsured deposits excluding items above 21% 19 % Estimated Uninsured Deposits to Total Deposits $ 6,425 $ 6,427 Total Deposits 27 31

32 Investment Portfolio As of June 30, 2023 Fair Value of Investments by Type 4.8% 8.3% 61.0% 7.5% 6.5% 2.6% 9.3% Treasuries US GSE & US Agency MBS - agency MBS - non agency State & Muni CLOs Corporate • All Investments are classified as Available for Sale • Average T/E Yield is 3.39% • Average Duration is 5.46 years • Purchased $109 million with T/E Yield of 5.53%, Sold $15.5 million with T/E Yield of 1.71% in 2Q23 Investments by Yield and Duration Investment Mix & Unrealized Gain (Loss) Unrealized Gain (Loss) Book Value Fair Value (in millions) $ (4) $ 47 $ 43 Treasuries (5) 78 73 US GSE & US Agency (73) 612 539 MBS - agency (4) 70 66 MBS - non agency (7) 64 57 State & Municipal — 23 23 CLOs (13) 95 82 Corporate $ (106) $ 989 $ 883 Total Investments 0 1 2 3 4 5 6 7 8 Duration Yield 7.0% 6.0% 5.0% 4.0% 3.0% 2.0% 1.0% 0.0% $883 million 32

Liquidity Overview Liquidity Sources (in millions) June 30, 2023 March 31, 2023 $ 138.3 $ 160.7 Cash and Cash Equivalents 310.3 343.5 Unpledged Securities 932.8 857.2 FHLB Committed Liquidity 207.7 184.1 FRB Discount Window Availability $ 1,589.1 $ 1,545.5 Total Estimated Liquidity $ 250.0 $ 330.0 Conditional Funding Based on Market Conditions Additional Credit Facility $ 500.0 $ 400.0 Brokered CDs (additional capacity) 33 33

Net Interest Income/Margin (in millions) • Net interest income down slightly from prior quarter as higher average balance of interest - earning assets was offset by an increase in cost of interest - bearing liabilities • Net interest margin decreased 16 bps from prior quarter as the increase in cost of deposits exceeded the increase in the average yield on earning assets • Average rate on new and renewed loan originations increased 57 bps to 8.01% in June 2023 from 7.44% in March 2023 • Net interest margin expected to stabilize as the pace of Fed rate increases slow, loan portfolio continues to reprice, and the impact of repositioning in the investment portfolio is realized Net Interest Income Net Interest Margin $61.3 $58.8 $0.6 $63.6 $64.0 $60.5 $0.3 $0.5 $0.3 $0.4 NII 4Q 2022 1Q 2023 Accretion Income 2Q 2022 3Q 2022 2Q 2023 3.65% 3.63% 3.50% 3.39% 3.23% 0.03% 0.03% 0.02% 0.02% 0.02% NIM 4Q 2022 1Q 2023 Accretion Income 33 34 2Q 2022 3Q 2022 2Q 2023

Wealth Management • Assets under administration up slightly in 2Q23 • 1Q23 increase in Wealth Management fees included seasonal tax preparation fees • Increase in AUA resulted in slight increase in Wealth Management revenue compared to the prior quarter excluding the seasonal tax preparation fees Assets Under Administration (in millions) Wealth Management Revenue (in millions) $3,503 $3,355 $3,505 $3,503 $3,595 2Q 2022 3Q 2022 4Q 2022 1Q 2023 2Q 2023 $6.14 33 35 $6.20 $6.23 $6.41 $6.27 2Q 2022 3Q 2022 4Q 2022 1Q 2023 2Q 2023

Noninterest Income • Noninterest income increased $3.0 million from prior quarter primarily due to gains on the redemption of subordinated debt and sales of other real estate owned • 2Q23 noninterest income included $0.9 million loss on sale of investment securities as part of repositioning of portfolio that will positively impact net interest margin, liquidity, and capital allocations • Projecting $0.6 million of commercial MSR amortization per quarter going forward Noninterest Income (in millions) $14.6 $15.8 $33.8 $15.8 $18.8 Wealth Management Interchange Service Charges on Deposits Residential Mortgage All Other 2Q 2022 33 36 3Q 2022 4Q 2022 1Q 2023 2Q 2023

37 Noninterest Expense and Operating Efficiency 37 Noninterest Expense and Efficiency Ratio (1) (Noninterest expense in millions) $43.5 $44.5 $42.9 $41.3 $49.9 $0.3 $3.3 53.1% 54.3% 58.3% 57.6% 55.0% 2Q 2022 3Q 2022 Total Noninterest Expense 4Q 2022 1Q 2023 Adjustments to Noninterest Expense Efficiency Ratio 2Q 2023 • Efficiency Ratio (1) was 55.0% in 2Q 2023 vs. 57.6% in 1Q 2023 • Noninterest expense decreased primarily due to: ◦ Decreased commissions and incentive compensation expenses partially offset by annual salary increases ◦ Decreased occupancy and equipment primarily due to elevated seasonal related expenses incurred in 1Q23 • Near - term operating expense run - rate expected to be $43.5 - $44.5 million Notes: (1) Represents a non - GAAP financial measure. See “Non - GAAP Reconciliation” in the appendix.

Capital Ratios and Strategy • Capital initiatives increased CET1 to 8.03% from 7.77% at 12/31/22 with limited buybacks below TBV • Internal capital generated from strong profitability and slower balance sheet growth expected to raise TCE ratio to 7.00% - 7.75% by the end of 2024 • Capital actions and strong profitability expected to enable MSBI to raise capital ratios while maintaining current dividend payout Capital Strategy Capital Ratios (as of June 30, 2023 ) 6.19% 8.03% 9.57% 10.47% 12.65% 11.01% 10.07% 11.01% 11.89% Consolidated Bank Level TCE/TA 38 38 Common Eq. Tier 1 Tier 1 Leverage Tier 1 RBC Total RBC

Outlook 38 39

Outlook 38 40 • Prudent risk management will remain top priority while economic uncertainty remains • Continue generating strong financial performance while maintaining conservative approach to new loan production to build capital and liquidity • Planned reduction in the consumer portfolio will continue to be utilized to fund new commercial loan production, add to the securities portfolio and pay off higher cost funding sources with net impact likely being earnings neutral, but capital accretive • Planned sale of commercial MSR portfolio has been terminated and this business will continue to provide a low - cost source of deposits • Maintain disciplined expense management while getting further leverage from investments in talent and technology made over the past few years • Business development efforts focused on adding new commercial and retail deposit relationships, supplemented with new Banking - as - a - Service partnerships focused on deposit generation that are expected to start making a contribution during the second half of 2023 • Strength of balance sheet expected to provide opportunities to capitalize on current environment to add new clients that will contribute to continued long - term profitable growth and increase in franchise value

Long - Term Formula for Enhancing Shareholder Value Disciplined Balance Sheet Growth Improving Operating Efficiencies Stable Sources of Recurring Income Accretive M&A Transactions Earnings Growth, Improving Returns and Enhanced Franchise Value 38 41 + + + =

APPENDIX 38 42

ESG: A Framework for Sustainability 38 43 Environmental Facilities ▪ Our Corporate HQ, built in 2011, is LEED (Silver) Certified. ▪ We have installed solar power in 10 Midland locations. ▪ We have made more than $50+ million of credit available for residential solar projects since 2011. ▪ We have also completed more than $540 million of financing for 18 "green” (LEED, Energy Star, etc.) multi - family/health care facilities through our Love Funding subsidiary since 2017. Paper Reduction ▪ More than 40% of our customers use paperless statements and Midland has had a digitization/paper elimination program in place since 2010. Social Community Outreach ▪ Midland States Bank has been serving families and businesses in our communities for more than 140 years, offering products and services based on the needs of our customers . ▪ We work with more than 150 low - to - moderate income (“LMI”) and minority focused community development groups in our banking markets to help insure our community development programs address the needs of each of our markets. ▪ The Midland Institute CEO Program, a unique program designed to teach and create entrepreneurial opportunities to teens, was first created by our Bank in 2008 for the local Effingham, Illinois high schools and has now grown to be offered by 288 high schools in six states. Culture and People ▪ Since 2008 Midland has provided all employees personal and professional development through an acclaimed third - party training company. ▪ Midland’s Advanced Study for Talent Enrichment and Resource Training (“MASTERS”) program serves to develop future leaders of the Company. To date 65% of participants have been women or minority employees. ▪ Midland launched its Diversity & Inclusion Council in April 2020 to focus on diversity in the workplace and workforce. ▪ Beginning in 2020, Midland offers employees paid time off to contribute their time and talents to recognized charities, causes, or not for profit community organizations. Philanthropy • $132.5 million of investment towards community development goals targeted for the 2019 - 2021 period. Financial Education ▪ Since 2015 we have held more than 240 financial literacy seminars in LMI/minority neighborhoods in our footprint. CRA, Community Development and Financial Inclusion ▪ Through our Believable Banking® Residential Mortgage and Home Improvement Loan Programs we have made more than $97.3 million of loans to consumers underserved by traditional loan programs. ▪ Our banking products and services are offered through our personal bankers and online with materials designed to clearly describe the features, costs and alternatives available to our customers, including through dual - language materials and our ADA compliant website. ▪ Midland has provided $877 million of financing for 148 affordable multi - family and health care projects since 2015. Governance Reputation ▪ Midland States Bank was one of the first in the nation to have a woman on its board (1903). ▪ Our board composition includes 45% women and minorities, and our criteria for identifying directors includes seeking diverse individuals. Oversight of Strategy and Risk ▪ The Company’s Chair and CEO roles been separate since the Company’s inception (1988). ▪ Our Board of Directors has established a Risk and Compliance Committee to oversee all aspects of risk and compliance management. ▪ Our ERM program evaluates risk in each of our businesses and operational departments, including asset and liability management, and our Chief Risk Officer reports directly to the Audit and Risk and Compliance Committees of the Company’s Board of Directors. Data Security • Robust data security programs and a Privacy Policy under which we do not sell or share customer information with non - affiliated entities. Management of Legal and Regulatory Environment ▪ All continuing directors except our CEO are “independent” pursuant to applicable SEC/NASDAQ rules. ▪ Our Executive Compensation, including all performance related compensation, is also evaluated under our ERM to ensure compliance with the FDIC’s Interagency Guidelines Establishing Standards for Safety and Soundness and the Sound Incentive Compensation Policies issued jointly by the federal financial institutions regulatory agencies. ▪ All cash and equity incentive programs for executive officers include operating metrics and/or four - year vesting periods.

MIDLAND STATES BANCORP, INC. RECONCILIATIONS OF NON - GAAP FINANCIAL MEASURES (unaudited) Tangible Book Value Per Share For the Year Ended 2022 2021 2020 2019 2018 2017 (dollars in thousands, except per share data) $ 758,574 $ 663,837 $ 621,391 $ 661,911 $ 608,525 $ 449,545 Shareholders' Equity to Tangible Common Equity Total shareholders' equity — GAAP (110,548) — — — (2,781) (2,970) Adjustments: Preferred Stock (161,904) (161,904) (161,904) (171,758) (164,673) (98,624) Goodwill (20,866) (24,374) (28,382) (34,886) (37,376) (16,932) Other intangible assets, net 465,256 477,559 431,105 455,267 403,695 331,019 Tangible common equity (83,797) 5,237 11,431 7,442 (2,108) 1,758 Less: Accumulated other comprehensive income (AOCI) $ 549,053 $ 472,322 $ 419,674 $ 447,825 $ 405,803 $ 329,261 Tangible common equity excluding AOCI 22,214,913 22,050,537 22,325,471 24,420,345 23,751,798 19,122,049 Common Shares Outstanding $ 20.94 $ 21.66 $ 19.31 $ 18.64 $ 17.00 $ 17.31 Tangible Book Value Per Share $ 24.72 $ 21.42 $ 18.80 $ 18.34 $ 17.09 $ 17.22 Tangible Book Value Per Share excluding AOCI 38 44

MIDLAND STATES BANCORP, INC.
RECONCILIATIONS OF NON-GAAP FINANCIAL MEASURES (unaudited)

Adjusted Earnings Reconciliation

	For The Year Ended					
(dollars in thousands, except per share data)	2017	2018	2019	2020	2021	2022
Income before income taxes - GAAP	$ 26,471	$ 50,805	$ 72,471	$ 32,014	$ 99,112	$ 129,838
Adjustments to noninterest income:						
(Gain) on sales of investment securities, net	(222)	(464)	(674)	(1,721)	(537)	230
(Gain) on termination of hedged interest rate swaps	—	—	—	—	(2,159)	(17,531)
Other income	67	(89)	29	17	(48)	—
Total adjustments to noninterest income	(155)	(553)	(645)	(1,704)	(2,744)	(17,301)
Adjustments to noninterest expense:						
Impairment related to facilities optimization	(1,952)	—	(3,577)	(12,847)	—	—
(Loss) gain on mortgage servicing rights held for sale	(4,059)	(458)	490	(1,692)	(222)	(3,250)
FHLB advances prepayment fees	—	—	—	(4,872)	(8,536)	—
Loss on repurchase of subordinated debt	—	—	(1,778)	(193)	—	—
Integration and acquisition expenses	(17,738)	(24,015)	(5,493)	(2,309)	(4,356)	(347)
Total adjustments to noninterest expense	(23,749)	(24,473)	(10,358)	(21,913)	(13,114)	(3,597)
Adjusted earnings pre tax - non-GAAP	50,065	74,725	82,184	52,223	109,482	116,134
Adjusted earnings tax	15,170	17,962	19,358	12,040	26,261	27,113
Adjusted earnings - non-GAAP	34,895	56,763	62,826	40,183	83,221	89,021
Preferred stock dividends, net	83	141	46	—	—	3,169
Adjusted earnings available to common shareholders	$ 34,812	$ 56,622	$ 62,780	$ 40,183	$ 83,221	$ 85,852
Adjusted diluted earnings per common share	$ 1.89	$ 2.39	$ 2.54	$ 1.70	$ 3.65	$ 3.79
Adjusted return on average tangible common equity	11.32 %	15.00 %	14.44 %	9.24 %	18.33 %	18.59 %

Midland
States Bancorp, Inc.

45

MIDLAND STATES BANCORP, INC.
RECONCILIATIONS OF NON-GAAP FINANCIAL MEASURES (unaudited)

Efficiency Ratio Reconciliation

	For the Year Ended						
(dollars in thousands)	2016	2017	2018	2019	2020	2021	2022
Noninterest expense - GAAP	$ 121,289	$ 152,997	$ 191,643	$ 175,641	$ 184,010	$ 175,069	$ 175,662
Adjustments to noninterest expense:							
Impairment related to facilities optimization	(2,099)	(1,952)	—	(3,577)	(12,847)	—	—
(Loss) gain on mortgage servicing rights held for sale	—	(4,059)	(458)	490	(1,692)	(222)	(3,250)
FHLB advances prepayment fees	—	—	—	—	(4,872)	(8,536)	—
Loss on repurchase of subordinated debt	(511)	—	—	(1,778)	(193)	—	—
Net expense from FDIC loss share termination	(351)	—	—	—	—	—	—
Integration and acquisition expenses	(2,343)	(17,738)	(24,015)	(5,493)	(2,309)	(4,356)	(347)
Adjusted noninterest expense	$ 115,985	$ 129,248	$ 167,170	$ 165,283	$ 162,097	$ 161,955	$ 172,065
Net interest income - GAAP	105,254	129,662	180,087	189,815	199,136	207,675	245,735
Effect of tax-exempt income	2,579	2,691	2,095	2,045	1,766	1,543	1,283
Adjusted net interest income	107,833	132,353	182,182	191,860	200,902	209,218	247,018
Noninterest income - GAAP	72,057	59,362	71,791	75,282	61,249	69,899	79,891
Adjustments to noninterest income:							
Impairment (recapture) on commercial mortgage	3,135	2,324	(450)	2,139	12,337	7,532	1,263
(Gain) on sales of investment securities, net	(14,702)	(222)	(464)	(674)	(1,721)	(537)	230
(Gain) on termination of hedged interest rate swaps	—	—	—	—	—	(2,159)	(17,531)
Other income	608	67	(89)	29	17	(48)	—
Adjusted noninterest income	61,098	61,531	70,788	76,776	71,882	74,687	63,853
Adjusted total revenue	$ 168,931	$ 193,884	$ 252,970	$ 268,636	$ 272,784	$ 283,905	$ 310,871
Efficiency ratio	68.66 %	66.66 %	66.08 %	61.53 %	59.42 %	57.05 %	55.35 %

Midland States Bancorp, Inc.

MIDLAND STATES BANCORP, INC.
RECONCILIATIONS OF NON-GAAP FINANCIAL MEASURES (unaudited)

Adjusted Earnings Reconciliation

	For The Quarter Ended				
(dollars in thousands, except per share data)	June 30, 2023	March 31, 2023	December 31, 2022	September 30, 2022	June 30, 2022
Income before income taxes - GAAP	$ 28,820	$ 28,666	$ 43,902	$ 29,380	$ 29,167
Adjustments to noninterest income:					
Loss on sales of investment securities, net	869	648	—	129	101
(Gain) on termination of hedged interest rate swaps	—	—	(17,531)	—	—
Total adjustments to noninterest income	193	648	(17,531)	129	101
Adjustments to noninterest expense:					
(Loss) on mortgage servicing rights held for sale	—	—	(3,250)	—	—
FHLB advances prepayment fees	—	—	—	—	—
Integration and acquisition expenses	—	—	—	68	(324)
Total adjustments to noninterest expense	—	—	(3,250)	68	(324)
Adjusted earnings pre tax - non-GAAP	29,013	29,314	29,621	29,441	29,592
Adjusted earnings tax	7,297	7,069	7,174	5,873	7,401
Adjusted earnings - non-GAAP	21,716	22,245	22,447	23,568	22,191
Preferred stock dividends	2,228	2,228	—	—	—
Adjusted earnings available to common shareholders	$ 19,488	$ 20,017	$ 22,447	$ 23,568	$ 22,191
Adjusted diluted earnings per common share	$ 0.87	$ 0.88	$ 0.85	$ 1.04	$ 0.98
Adjusted return on average assets	1.10 %	1.15 %	1.13 %	1.22 %	1.21 %
Adjusted return on average shareholders' equity	11.21 %	11.76 %	11.89 %	13.34 %	13.84 %
Adjusted return on average tangible common equity	16.10 %	17.11 %	16.80 %	20.24 %	19.41 %

Adjusted Pre-Tax, Pre-Provision Earnings Reconciliation

	For the Quarter Ended				
(dollars in thousands)	June 30, 2023	March 31, 2023	December 31, 2022	September 30, 2022	June 30, 2022
Adjusted earnings pre tax - non-GAAP	$ 29,013	$ 29,314	$ 29,621	$ 29,441	$ 29,592
Provision for credit losses	5,879	3,135	3,544	6,974	5,441
Impairment on commercial mortgage servicing rights	—	—	—	—	869
Adjusted pre-tax, pre-provision earnings - non-GAAP	$ 34,892	$ 32,449	$ 33,165	$ 36,415	$ 35,902
Adjusted pre-tax, pre-provision return on average assets	1.76 %	1.67 %	1.68 %	1.89 %	1.95 %

Midland States Bancorp, Inc.

47

MIDLAND STATES BANCORP, INC. RECONCILIATIONS OF NON - GAAP FINANCIAL MEASURES (unaudited) (continued) Efficiency Ratio Reconciliation For the Quarter Ended June 30, September 30, December 31, March 31, June 30, 2022 2022 2022 2023 2023 $ 41,339 $ 43,496 $ 49,943 $ 44,482 $ 42,894 (dollars in thousands) Noninterest expense - GAAP — — (3,250) — — Loss on mortgage servicing rights held for sale — — — — — FHLB advances prepayment fees (324) 68 — — — Integration and acquisition expenses $ 41,015 $ 43,564 $ 46,693 $ 44,482 $ 42,894 Adjusted noninterest expense $ 61,334 $ 64,024 $ 63,550 $ 60,504 $ 58,840 Net interest income - GAAP 321 307 286 244 195 Effect of tax - exempt income 61,655 64,331 63,836 60,748 59,035 Adjusted net interest income 14,613 15,826 33,839 15,779 18,753 Noninterest income - GAAP 869 — — — — Impairment on commercial mortgage servicing rights 101 129 — 648 869 Loss on sales of investment securities, net — — (17,531) — — (Gain) on termination of hedged interest rate swaps — — — — (676) (Gain) on repurchase of subordinated debt 15,583 15,955 16,308 16,427 18,946 Adjusted noninterest income $ 77,238 $ 80,286 $ 80,144 $ 77,175 $ 77,980 Adjusted total revenue 53.10% 54.26% 58.26% 57.64% 55.01 % Efficiency ratio 47 48

MIDLAND STATES BANCORP, INC. RECONCILIATIONS OF NON - GAAP FINANCIAL MEASURES (unaudited) (continued) Tangible Common Equity to Tangible Assets Ratio and Tangible Book Value Per Share As of June 30, 2022 September 30, 2022 December 31, 2022 March 31, 2023 June 30, 2023 (dollars in thousands, except per share data) $ 636,188 $ 739,279 $ 758,574 $ 775,643 $ 776,821 Shareholders' Equity to Tangible Common Equity Total shareholders' equity — GAAP — (110,548) (110,548) (110,548) (110,548) Adjustments: Preferred Stock (161,904) (161,904) (161,904) (161,904) (161,904) Goodwill (23,559) (22,198) (20,866) (19,575) (18,367) Other intangible assets, net $ 450,725 $ 444,629 $ 465,256 $ 483,616 $ 486,002 Tangible common equity (53,097) (78,383) (83,797) (77,797) (77,797) Less: Accumulated other comprehensive income (AOCI) $ 503,822 $ 523,012 $ 549,053 $ 561,413 $ 563,799 Tangible common equity excluding AOCI $ 7,435,812 $ 7,821,877 $ 7,855,501 $ 7,930,174 $ 8,034,721 Total Assets to Tangible Assets: Total assets — GAAP (161,904) (161,904) (161,904) (161,904) (161,904) Adjustments: Goodwill (23,559) (22,198) (20,866) (19,575) (18,367) Other intangible assets, net $ 7,250,349 $ 7,637,775 $ 7,672,731 $ 7,748,695 $ 7,854,450 Tangible assets 22,060,255 22,074,740 22,214,913 22,111,454 21,854,800 Common Shares Outstanding 6.22% 5.82% 6.06% 6.24% 6.19 % Tangible Common Equity to Tangible Assets $ 20.43 $ 20.14 $ 20.94 $ 21.87 $ 22.24 Tangible Book Value Per Share $ 22.84 $ 23.69 $ 24.72 $ 25.39 $ 26.11 Tangible Book Value Per Share excluding AOCI Return on Average Tangible Common Equity (ROATCE) For the Quarter Ended June 30, September 30, December 31, March 31, June 30, 2022 2022 2022 2023 2023 (dollars in thousands) $ 21,883 $ 23,521 $ 29,703 $ 19,544 $ 19,347 Net income available to common shareholders $ 643,004 — $ 700,866 (54,072) $ 749,183 (110,548) $ 767,186 (110,548) $ 776,791 (110,548) Average total shareholders' equity — GAAP Adjustments: Preferred Stock (161,904) (161,904) (161,904) (161,904) (161,904) Goodwill (22,

570) (22,589) (21,504) (20,184) (18,937) Other intangible assets, net $ 458,530 $ 462,301 $ 455,227 $ 474,550 $ 485,402 Average tangible common equity 19.14% 20.20% 25.89% 16.70% 15.99 % ROATCE 47 49